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                                                                    EXHIBIT 23.2

                         [Price Waterhouse Letterhead]

July 26, 1999

Consent of Independent Accountants

  We hereby consent to the use in the prospectus constituting part of this Registration Statement on Form F-1 of our report dated November 20, 1997, which appears in such prospectus. We also consent to the references to us under the headings "Experts" in such prospectus.

/s/ Price Waterhouse
Chartered Accountants

Vancouver, British Columbia